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                                                                EXHIBIT 99(a)

                            ASIAINFO SIGNS AGREEMENT
                 TO ACQUIRE LENOVO GROUP'S IT SERVICES BUSINESS

         COMBINATION CREATES CLEAR LEADER IN CHINA'S IT SERVICES MARKET

BEIJING/SANTA CLARA, Calif. - July 27, 2004 - AsiaInfo Holdings, Inc. (Nasdaq:
ASIA), a leading provider of software, solutions and services to telecom operators and enterprises in China, today announced that it has signed a definitive agreement with the Lenovo Group (Lenovo Group Limited - HKSE stock code: 992; ADR stock code: LNVLY) to acquire Lenovo's non-telecom related IT services business in a stock transaction valued at US$36.3 million (RMB300 million).

Lenovo's IT services business being transferred had estimated revenues of US$29.6 million (RMB 245 million) for the most recent fiscal year ended March 31, 2004. A new division of AsiaInfo, to be named Lenovo-AsiaInfo, will be formed from the combination of the Lenovo IT services business being acquired and AsiaInfo's existing enterprise information solutions (EIS) business unit. With the experienced management consultants and software engineers that Lenovo brings to the combination, Lenovo-AsiaInfo will be a leading IT services provider in China, offering solutions including security products and services, management consulting, e-HRM and business intelligence, e-government and financial solutions to Chinese enterprises in multiple vertical industries.

The new division is expected to add 40% to 50% to AsiaInfo's net revenues within twelve months from closing and is expected to realize significant cost synergies through consolidation of administrative infrastructure and revenue synergies through cross-selling opportunities. More importantly, the new division will provide a solid platform for AsiaInfo to accelerate its expansion from its core telecom business into the enterprise sector with its current and planned offerings of software products and services. The company noted that most of the incremental revenue growth expected is anticipated to come from customers in vertical industries other than telecom.

Mr. Bing Yu, Senior Vice President and current head of Lenovo's IT services unit, will lead the Lenovo-AsiaInfo business and will join AsiaInfo's senior management team as well as its board as an executive director. The new business will have around 500 employees and will be based in AsiaInfo's headquarters.

Mr. Xingsheng Zhang, AsiaInfo's President and Chief Executive Officer said, "China is experiencing rapid growth in all vertical industries and the next few years promises to see a huge demand for IT solutions. Through this transaction, AsiaInfo will be fully equipped with top management consultants, top quality software engineers and an experienced management team to take full advantage of this fast expanding market."

According to the Chinese research firm CCW, overall IT spending in China will reach US$71 billion in 2008, representing a compound annual growth rate of 18.5%. The majority

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of growth will come from IT software and services, which is expected to grow approximately 28% annually to become a US$32 billion market in 2008.

Mr. Zhang continued, "This exciting combination is expected to drive AsiaInfo's revenue growth by leveraging Lenovo's leading brand name, strong sales network and existing customer base in the manufacturing, financial services and government sectors to create cross-marketing opportunities for AsiaInfo's leading total customer solutions. Strategically, this transaction is a significant stride towards AsiaInfo's goal of creating a considerably enlarged customer base and steady revenue streams across multiple vertical industries beyond telecom."

Mr. Yuanqing Yang, Lenovo's President and Chief Executive Officer, commented, "This transaction is in line with Lenovo's long term plan to invest in the fast-growing IT services market in China. We believe that Lenovo-AsiaInfo has the right combination of experience, technology and employees to create a leading Chinese IT services business. We are confident that this transaction will create value for both customers and shareholders and we look forward to a long strategic partnership."

AsiaInfo noted that as part of the agreement Lenovo has committed to maintaining a minimum holding of 5% of AsiaInfo's outstanding shares on the conversion date for at least five years.

The consideration for the acquisition will be paid in two parts. At closing, AsiaInfo will pay the Lenovo Group shares of AsiaInfo valued at US$4.8 million (RMB40million), based on the prevailing market price at that time. AsiaInfo will also issue a zero coupon, mandatory convertible note for US$31.5 million (RMB260 million), which will be convertible into AsiaInfo stock at any time during the twelve months after closing at AsiaInfo's option at the prevailing market price at the time of conversion. Under the terms of the transaction, AsiaInfo can cap the number of shares issuable to Lenovo on conversion of the note at approximately 4.5 million shares. Should the value of 4.5 million shares at conversion be less than US$31.5 million (RMB260 million), the difference will be paid to Lenovo in cash or shares at AsiaInfo's discretion. All shares issued as part of this transaction to Lenovo in excess of 5% of AsiaInfo's outstanding shares on the conversion date will be subject to a two-year lock up from the date of closing.

There is also a provision for an earnout payment in which Lenovo will receive either cash or stock at AsiaInfo's discretion on the attainment of certain performance goals. The transaction is expected to close late third quarter or early fourth quarter and is subject to customary closing conditions and AsiaInfo's completion of satisfactory due diligence.

Conference Call

AsiaInfo will host a conference call to discuss this announcement, as well as its second quarter earnings results, at 5:00pm Pacific Time/8:00pm Eastern Time today (Beijing/Hong Kong time: July 28, 2004 at 8:00am). The management team will be on the call to discuss the highlights of the transaction and answer questions. The dial-in number for the call is

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973-582-2732. A replay will be available by dialing 877-519-4471 for US callers or 973-341-3080 for international callers with a personal identification number
(PIN) of 4894840 between 6:00pm Pacific Time on July 27, 2004 until 6:00pm Pacific Time on August 6, 2004. Additionally, a live and archived web cast of this call will be available on the Investor Relations section of the AsiaInfo web site at http://www.asiainfo.com.

About AsiaInfo

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and solutions in China. The company provides total customer solutions to some of China's largest companies, and helps its customers to increase their business value in fast-growing and evolving markets. AsiaInfo's products and services cover telecom network infrastructure and application services, encompassing messaging, broadband and wireless; customer relationship management
(CRM) and billing solutions; decision support systems; business intelligence
(BI); and human resource management (HRM).

Organized as a Delaware corporation, AsiaInfo began in 1995 as the constructor of national backbones and provincial access networks for all of China's major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. After its acquisition of OSS vendor Bonson in 2002, and the HRM and BI business from Pacific Software in 2003, the company has successfully leveraged its strengths as a IT systems integrator and telecom software solution provider, to offer a full suite of IT services to a broad range of customers.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

About Lenovo

Lenovo Group (Lenovo Group Limited - HKSE stock code: 992; ADR stock code:
LNVLY) is the largest IT enterprise in China. The Group is mainly engaged in the manufacture and sales of desktop computers, notebook computers, mobile handsets, servers and peripherals in China. Lenovo's own brand PCs have been the best seller in China since 1997, commanding a market share of about 27% in 2003. Lenovo PCs also top the bestseller list in the Asia Pacific region (excluding Japan) with a market share of 12.6%. The Group has been actively involved in supporting sports activities, and has joined the sixth generation of the International Olympic Committee's global sponsorship programme, The Olympic Partner (TOP) Programme, in March this year. Lenovo was listed on the Hong Kong Stock Exchange in 1994, and is a constituent stock of the Hang Seng Index. Its American Depository Receipts are currently being traded in the United States.

For more information, please visit www.lenovo.com.

The information contained in this documents is as of July 27, 2004. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo's operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long

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and variable cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in our periodic reports on Forms 10-Q and 8-K (if any) filed with the United States Securities and Exchange Commission and available at www.sec.gov.

US Contacts:

Renee Hartmann
AsiaInfo Holdings, Inc.
ir@asiainfo.com
1-800-618-0588
408-970-9788


China Contacts:

Rachel Huo
AsiaInfo Technologies (China), Inc.
huoran@asiainfo.com
+8610-6250-1658 ext. 8687


Christina Splinder
Ogilvy Public Relations Worldwide
christina.splinder@ogilvy.com
+8610-8520-6550

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